Exhibit 10.13
Agreement with Marlin Williford

Marlin R.Williford, Jr.
20019 Sky Hollow Lane
Katy, TX 77450
Ph: 832-277-4818      Fax: 409-835-2524

September 2, 2008

Mr. Dexter Morris
Chairman/CEO
Labwire, Inc.
14133 Memorial Dr. Ste #1
Houston, TX 77079

Dear Mr. Morris:

Marlin Williford has served as the Chief Financial Officer and Investor Relations Consultant for  Labwire, Inc. since November 2007. This letter agreement will confirm his contracted compensation package as follows:

1)	Monthly cash payment of $3,000
2)	Quarterly allocation of 175,000 shares of free-trading Labwire (lbwr) stock
3)	A negotiated performance incentive package.

Your signature below confirms the terms of this agreement.

Sincerely,	Agreed and Accepted:
Labwire, Inc.

By: //s// Marlin R. Williford, Jr.	By: //s// Dexter Morris
Marlin R. Williford, Jr.	Dexter Morris, CEO

  Mrw:cbw